May 2023

Pricing Supplement No. 9,173

Registration Statement Nos. 333-250103; 333-250103-01

Dated May 26, 2023

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the S&P 500® Index due June 1, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

Unlike ordinary debt securities, the Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the S&P 500® Index due June 1, 2027, which we refer to as the securities, do not guarantee the repayment of any principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent monthly coupon but only if and for as long as the index closing value of the S&P 500® Index (the “underlying index”) has remained greater than or equal to 82% of the initial index value, which we refer to as knock-in level 3, on each day during the term of the securities. If the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities, you will not receive any contingent monthly coupon payment for the corresponding monthly period or for any subsequent monthly period for the remainder of the term of the securities, even if the underlying index subsequently appreciates. Therefore, investors in the securities will permanently forfeit their ability to receive subsequent contingent monthly coupon payments if the index closing value declines below knock-in level 3 on any day during any monthly monitoring period during the term of the securities. As a result, investors must be willing to accept the risk of not receiving any contingent monthly coupon payments during the entire term of the securities. Moreover, if the index closing value of the underlying index is less than 92% of the initial index value (“knock-in level 1”) or 87% of the initial index value (“knock-in level 2”) on any day during the term of the securities, any future contingent monthly coupons for the remainder of the term of the securities will be reduced by either one-third or two-thirds of the 8.05% per annum rate, respectively, even if the underlying index subsequently appreciates. In addition, if a knock-in event does not occur on any day from but excluding the pricing date to and including May 28, 2024, meaning that the index closing value of the underlying index is never less than knock-in level 1 on any day during any monthly monitoring period during the first year of the term of the securities, the securities will be automatically redeemed at the end of the first year of the term of the securities, and investors will receive the early redemption payment equal to the stated principal amount of the securities and the contingent monthly coupon with respect to the related coupon payment date but will not participate in any performance of the underlying index. If a knock-in event does occur on any day from but excluding the pricing date to and including May 28, 2024, the securities will not be redeemed prior to maturity. Instead, investors will receive a return at maturity based on the performance of the underlying index over the term of the securities, determined as set forth below. If a knock-in event does occur, you will receive reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, for the remainder of the term of the securities, and you may lose some or all of your investment at maturity if the underlying index declines over the term of the securities. The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate during the first year of the term of the securities but only if the index closing value of the underlying index has remained greater than or equal to knock-in level 1 on each day during the first year of the term of the securities. If a knock-in event does not occur on any day during the first year of the term of the securities, the securities will be redeemed and so your opportunity to receive an above-market coupon is limited to the first year only. This opportunity is in exchange for the risk of receiving reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, and the risk of losing principal if a knock-in event occurs during the first year of the term of the securities. The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying index:	S&P 500® Index
Aggregate principal amount:	$4,250,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	May 26, 2023
Original issue date:	June 1, 2023 (3 business days after the pricing date)
Maturity date:	June 1, 2027
Early redemption:

If a knock-in event has not occurred on any day from but excluding the pricing date to and including May 28, 2024, the securities will be automatically redeemed on the early redemption date for the early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related coupon payment date. No further payments will be made on the securities once they have been redeemed, and investors will not participate in any appreciation of the underlying index.

Early redemption date:	May 31, 2024
Contingent monthly coupon:

We will pay a contingent monthly coupon, if any, until early redemption or maturity, at a rate determined as follows:

(i)If the index closing value of the underlying index has been greater than or equal to knock-in level 1 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 8.05% per annum. Note, however, that if no knock-in event occurs during the first year of the term of the securities, the securities will be automatically redeemed at that point and so the maximum opportunity to receive this coupon is during the first year of the term of the securities.

(ii)If the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 2 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 5.37% per annum.

(iii)If the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 3 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 2.68% per annum.

(iv)If the index closing value of the underlying index has been less than knock-in level 3 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, no contingent monthly coupon will be payable for the applicable monthly period or for any subsequent monthly period.

For each knock-in level that the underlying index closes below on any day during the term of the securities, the coupon rate of 8.05% will be reduced by one-third for the remainder of the term of the securities, even if the underlying index subsequently appreciates. If the index closing value of the underlying index has declined below knock-in level 3 on any day during any monthly monitoring period during the term of the securities, no further contingent monthly coupon payments will be payable over the remaining term of the securities, regardless of the subsequent performance of the underlying index. See also “Payment at maturity” below.

Additionally, if a knock-in event does not occur on any day from but excluding the pricing date to and including May 28, 2024, the securities will be automatically redeemed at the end of the first year of the term of the securities. Investors will not participate in any appreciation of the underlying index, and no further payments will be made on the securities once they have been redeemed.

Terms continued on following page:
Estimated value on the pricing date:	$989.40 per security. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$0	$1,000
Total	$4,250,000	$0	$4,250,000

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $1,000 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)See “Use of proceeds and hedging” on page 29.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this pricing supplement together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this pricing supplement.

 References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the S&P 500® Index due June 1, 2027

Principal at Risk Securities

Terms continued from previous page:
Knock-in event:

A knock-in event occurs if, on any day during any monthly monitoring period during the term of the securities, the index closing value of the underlying index is less than any knock-in level. Because there are three knock-in levels, up to three knock-in events can occur over the term of the securities.

Monitoring periods:

There are 48 monthly monitoring periods. The first monitoring period will consist of each index business day on which no market disruption event occurs from but excluding the pricing date to and including the first monitoring period end-date. Each subsequent monitoring period will consist of each index business day on which no market disruption event occurs from but excluding the prior monitoring period end-date to and including the following monitoring period end-date.

Knock-in levels:

Knock-in level 1: 3,869.014, which is 92% of the initial index value

Knock-in level 2: 3,658.742, which is approximately 87% of the initial index value

Knock-in level 3: 3,448.469, which is 82% of the initial index value

Payment at maturity:

At maturity, if the securities have not previously been redeemed, at least one knock-in event will have necessarily occurred. Under these circumstances, investors will receive at maturity, in addition to the final contingent monthly coupon payment, if payable, an amount determined as follows:

oIf the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 2 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [2/3 + (1/3 × (1 + 108.6957% × (index performance factor – 92%)))]

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

oIf the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 3 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [1/3 + (1/3 × (1 + 108.6957% × (index performance factor – 92%)))

+ (1/3 × (1 + 114.9425% × (index performance factor – 87%)))]

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

oIf the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities:

$1,000 × [(1/3 × (1 + 108.6957% × (index performance factor – 92%)))

+ (1/3 × (1 + 114.9425% × (index performance factor – 87%)))

+ (1/3 × (1 + 121.9512% × (index performance factor – 82%)))]

Under these circumstances, you may lose some or all of your investment if the underlying index depreciates over the term of the securities.

If a knock-in event has occurred on any day during any monthly monitoring period during the term of the securities, you may lose some or all of your investment.

Index performance factor:	Final index value / initial index value
Initial index value:	4,205.45, which is the index closing value of the underlying index on the pricing date
Final index value:	The index closing value of the underlying index on the final valuation date
Monitoring period end-dates:

Monthly, as set forth under “Monitoring Period End-Dates and Coupon Payment Dates” below, subject to postponement for non-index business days and certain market disruption events. We also refer to May 26, 2027 as the final monitoring period end-date.

Coupon payment dates:

Monthly, as set forth under “Monitoring Period End-Dates and Coupon Payment Dates” below. If any coupon payment date is not a business day, that coupon payment, if any, will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided that the contingent coupon, if any, with respect to the final valuation date will be paid on the maturity date.

CUSIP / ISIN:	61774XT86 / US61774XT867
Listing:	The securities will not be listed on any securities exchange.

Monitoring Period End-Dates and Coupon Payment Dates*

Monitoring Period End-Dates	Coupon Payment Dates
June 26, 2023	June 29, 2023
July 26, 2023	July 31, 2023
August 28, 2023	August 31, 2023
September 26, 2023	September 29, 2023
October 26, 2023	October 31, 2023
November 27, 2023	November 30, 2023
December 26, 2023	December 29, 2023
January 26, 2024	January 31, 2024
February 26, 2024	February 29, 2024
March 26, 2024	April 1, 2024
April 26, 2024	May 1, 2024
May 28, 2024	May 31, 2024
June 26, 2024	July 1, 2024
July 26, 2024	July 31, 2024
August 26, 2024	August 29, 2024
September 26, 2024	October 1, 2024
October 28, 2024	October 31, 2024
November 26, 2024	December 2, 2024
December 26, 2024	December 31, 2024
January 27, 2025	January 30, 2025
February 26, 2025	March 3, 2025
March 26, 2025	March 31, 2025

May 2023 Page 2

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the S&P 500® Index due June 1, 2027

Principal at Risk Securities

Monitoring Period End-Dates	Coupon Payment Dates
April 28, 2025	May 1, 2025
May 27, 2025	May 30, 2025
June 26, 2025	July 1, 2025
July 28, 2025	July 31, 2025
August 26, 2025	August 29, 2025
September 26, 2025	October 1, 2025
October 27, 2025	October 30, 2025
November 26, 2025	December 2, 2025
December 26, 2025	December 31, 2025
January 26, 2026	January 29, 2026
February 26, 2026	March 3, 2026
March 26, 2026	March 31, 2026
April 27, 2026	April 30, 2026
May 26, 2026	May 29, 2026
June 26, 2026	July 1, 2026
July 27, 2026	July 30, 2026
August 26, 2026	August 31, 2026
September 28, 2026	October 1, 2026
October 26, 2026	October 29, 2026
November 27, 2026	December 2, 2026
December 28, 2026	December 31, 2026
January 26, 2027	January 29, 2027
February 26, 2027	March 3, 2027
March 29, 2027	April 1, 2027
April 26, 2027	April 29, 2027
May 26, 2027 (final valuation date)	June 1, 2027 (maturity date)

* If the securities are redeemed on the early redemption date, no further contingent monthly coupon payments will be made.

May 2023 Page 3

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the S&P 500® Index due June 1, 2027

Principal at Risk Securities

Investment Summary

Contingent Coupon Securities

Principal at Risk Securities

The Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the S&P 500® Index due June 1, 2027, which we refer to as the securities, provide an opportunity for investors to earn a contingent monthly coupon but only if and for as long as the index closing value of the S&P 500® Index (the “underlying index”) has remained greater than or equal to 82% of the initial index value, which we refer to as knock-in level 3, on each day during the term of the securities. If the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities, you will not receive any contingent monthly coupon payment for the corresponding monthly period or for any subsequent monthly period for the remainder of the term of the securities, even if the underlying index subsequently appreciates. Therefore, investors in the securities will permanently forfeit their ability to receive subsequent contingent monthly coupon payments if the index closing value declines below knock-in level 3 on any day during any monthly monitoring period during the term of the securities. As a result, investors must be willing to accept the risk of not receiving any contingent monthly coupon payments during the entire term of the securities. Moreover, if the index closing value of the underlying index is less than 92% of the initial index value (“knock-in level 1”) or 87% of the initial index value (“knock-in level 2”) on any day during the term of the securities, any future contingent monthly coupons for the remainder of the term of the securities will be reduced by either one-third or two-thirds of the 8.05% per annum rate, respectively, even if the underlying index subsequently appreciates.

In addition, if a knock-in event does not occur on any day from but excluding the pricing date to and including May 28, 2024, meaning that the index closing value of the underlying index is never less than knock-in level 1 on any day during any monthly monitoring period during the first year of the term of the securities, the securities will be automatically redeemed at the end of the first year of the term of the securities, and investors will receive the early redemption payment equal to the stated principal amount of the securities and the contingent monthly coupon payment with respect to the related coupon payment date but will not participate in any performance of the underlying index. If a knock-in event does occur on any day from but excluding the pricing date to and including May 28, 2024, the securities will not be redeemed prior to maturity. Instead, investors will receive a return at maturity based on the performance of the underlying index over the term of the securities. If a knock-in event does occur, you will receive reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, for the remainder of the term of the securities, even if the underlying index subsequently appreciates, and you may lose some or all of your investment at maturity if the underlying index depreciates over the term of the securities. The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate during the first year of the term of the securities but only if the index closing value of the underlying index has remained greater than or equal to knock-in level 1 on each day during the first year of the term of the securities. If a knock-in event does not occur on any day during the first year of the term of the securities, the securities will be redeemed and so your opportunity to receive an above-market coupon is limited to the first year only. This opportunity is in exchange for the risk of receiving reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, and the risk of losing principal if a knock-in event occurs during the first year of the term of the securities.

May 2023 Page 4

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the S&P 500® Index due June 1, 2027

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $989.40.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index, instruments based on the underlying index, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate and the knock-in levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it may do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

May 2023 Page 5

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the S&P 500® Index due June 1, 2027

Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee repayment of any principal at maturity and offer investors an opportunity to earn a contingent monthly coupon but only if and for as long as the index closing value of the underlying index has remained greater than or equal to 82% of the initial index value, which we refer to as knock-in level 3, on each day during the term of the securities. Moreover, if the index closing value of the underlying index is less than 92% of the initial index value (“knock-in level 1”) or 87% of the initial index value (“knock-in level 2”) on any day during the term of the securities, any future contingent monthly coupons for the remainder of the term of the securities will be reduced by either one-third or two-thirds of the 8.05% per annum rate, respectively, even if the underlying index subsequently appreciates. In addition, if a knock-in event occurs, the investor may be exposed to the downside performance of the underlying index and may lose some or all of the stated principal amount at maturity if the underlying index depreciates over the term of the securities. All payments on the securities will vary depending on whether or not a knock-in event occurs, as follows:

Scenario 1: A knock-in event does not occur on any day from but excluding the pricing date to and including May 28, 2024, and so the securities are automatically redeemed after one year.

This scenario assumes that the underlying index closes at or above knock-in level 1 on every day during the first year of the term of the securities. Therefore, a knock-in event has not occurred and investors will receive the contingent monthly coupon on each coupon payment date from but excluding the pricing date to and including May 28, 2024. In addition, the securities will be redeemed at the end of the first year of the term of the securities, and investors will receive the stated principal amount plus the contingent monthly coupon payment with respect to the related coupon payment date. No further payments will be made on the securities once they have been redeemed, and investors will not participate in any appreciation of the underlying index.

Scenario 2: A knock-in event occurs on any day during any monthly monitoring period during the first year of the term of the securities. Investors receive reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, for the remainder of the term of the securities. At maturity, investors may lose some or all of their investment if the underlying index depreciates over the term of the securities.

This scenario assumes that the underlying index closes below any knock-in level on any day during any monthly monitoring period during the first year of the term of the securities. Therefore, a knock-in event has occurred and the securities are not redeemed prior to maturity. In this scenario, investors will receive contingent monthly coupons but only at a reduced rate after a knock-in event has occurred and only if and for as long as the index closing value of the underlying index has remained greater than or equal to 82% of the initial index value, which we refer to as knock-in level 3. If the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities, investors will not receive any contingent monthly coupon payment for the corresponding monthly period or for any subsequent monthly period for the remainder of the term of the securities, even if the underlying index subsequently appreciates.

At maturity, if the securities have not previously been redeemed, at least one knock-in event will have necessarily occurred. Under these circumstances, investors will receive at maturity, in addition to the final contingent monthly coupon payment, if payable, an amount determined as follows:

oIf the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 2 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [2/3 + (1/3 × (1 + 108.6957% × (index performance factor – 92%)))]

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

oIf the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 3 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [1/3 + (1/3 × (1 + 108.6957% × (index performance factor –

May 2023 Page 6

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the S&P 500® Index due June 1, 2027

Principal at Risk Securities

92%)))

+ (1/3 × (1 + 114.9425% × (index performance factor – 87%)))]

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

oIf the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities:

$1,000 × [(1/3 × (1 + 108.6957% × (index performance factor – 92%)))

+ (1/3 × (1 + 114.9425% × (index performance factor – 87%)))

+ (1/3 × (1 + 121.9512% × (index performance factor – 82%)))]

Under these circumstances, you may lose some or all of your investment if the underlying index depreciates over the term of the securities.

If a knock-in event has occurred on any day during any monthly monitoring period during the term of the securities, you may lose some or all of your investment.

May 2023 Page 7

Morgan Stanley Finance LLC

Contingent Coupon Securities with One-Time Automatic Redemption Feature Linked to the S&P 500® Index due June 1, 2027

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. The actual initial index value and knock-in levels are set forth on the cover of this document. Any payment on the securities is subject to our credit risk. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	4,000
Contingent monthly coupon:

We will pay a contingent monthly coupon, if any, until early redemption or maturity, at a rate determined as follows:

(i)If the index closing value of the underlying index has been greater than or equal to knock-in level 1 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 8.05% per annum. Note, however, that if no knock-in event occurs during the first year of the term of the securities, the securities will be automatically redeemed at that point and so the maximum opportunity to receive this coupon is during the first year of the term of the securities.

(ii)If the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 2 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 5.37% per annum.

(iii)If the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 3 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a rate of 2.68% per annum.

(iv)If the index closing value of the underlying index has been less than knock-in level 3 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, no contingent monthly coupon will be payable for the applicable monthly period or for any subsequent monthly period.

For each knock-in level that the underlying index closes below on any day during the term of the securities, the coupon rate of 8.05% will be reduced by one-third for the remainder of the term of the securities, even if the underlying index subsequently appreciates. If the index closing value of the underlying index has declined below knock-in level 3 on any day during the term of the securities, no further contingent monthly coupon payments will be payable over the remaining term of the securities, regardless of the subsequent performance of the underlying index. See also “Payment at maturity” below.

Additionally, if a knock-in event does not occur on any day from but excluding the pricing date to and including May 28, 2024, the securities will be automatically redeemed at the end of the first year of the term of the securities. Investors will not participate in any appreciation of the underlying index, and no further payments will be made on the securities once they have been redeemed.

Total number of monthly periods:	48
Early redemption:

If a knock-in event has not occurred on any day from but excluding the pricing date to and including May 28, 2024, the securities will be automatically redeemed on the early redemption date for the early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related payment date. No further payments will be made on the securities once they have been redeemed, and investors will not participate in any appreciation of the underlying index.

Knock-in event:

A knock-in event occurs if, on any day during any monthly monitoring period during the term of the securities, the index closing value of the underlying index is less than any knock-in level. Because there are three knock-in levels, up to three knock-in events can occur over the term of the securities.

Hypothetical knock-in levels:	Hypothetical knock-in level 1: 3,680, which is 92% of the hypothetical initial index value Hypothetical knock-in level 2: 3,480, which is 87% of the hypothetical initial index value

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Hypothetical knock-in level 3: 3,280, which is 82% of the hypothetical initial index value

If the index closing value of the underlying index is less than 92% of the initial index value (“knock-in level 1”) or 87% of the initial index value (“knock-in level 2”) on any day during the term of the securities, any future contingent monthly coupons for the remainder of the term of the securities will be reduced by either one-third or two-thirds of the 8.05% per annum rate, respectively, even if the underlying index subsequently appreciates. If the index closing value of the underlying index is less than 82% of the initial index value (“knock-in level 3”) on any day during the term of the securities, investors will not receive any contingent monthly coupon payments for the remainder of the term of the securities, even if the underlying index subsequently appreciates.

How to determine whether a contingent monthly coupon is payable with respect to a monitoring period end-date:

Monitoring Period End-Date	Lowest Index Closing Value During Monthly Period	Lowest Index Closing Value As a Percentage of Initial Index Value	Has a Knock-In Event Occurred (How Many Knock-In Levels Have Been Breached?)	Coupon Payment Per-Annum Rate
1	4,080	102%	No	8.05% per annum
2	4,400	110%	No	8.05% per annum
7	4,000	100%	No	8.05% per annum
8	3,880	97%	No	8.05% per annum
9	3,600	90%	Yes (first breach of knock-in level 1)	5.37% per annum
10	4,400	110%	Yes (1)	5.37% per annum
19	4,000	100%	Yes (1)	5.37% per annum
20	3,400	85%	Yes (first breach of knock-in level 2)	2.68% per annum
30	3,360	84%	Yes (2)	2.68% per annum
40	3,440	86%	Yes (2)	2.68% per annum
41	3,200	80%	Yes (first breach of knock-in level 3)	0.00% per annum
43	4,080	102%	Yes (3)	0.00% per annum
48	3,680	92%	Yes (3)	0.00% per annum

A knock-in event HAS NOT occurred as of the eighth monitoring period end-date.

Because a knock-in event has not occurred during the first eight monthly monitoring periods, investors receive contingent monthly coupons at a rate of 8.05% per annum (corresponding to approximately $6.7083 per month per security) for each such period.

The index closing value of the underlying index on any day during the ninth monitoring period end-date is less than knock-in level 1. Therefore, a knock-in event HAS occurred as of the ninth monitoring period end-date.

Because the index closing value of the underlying index has been less than knock-in level 1 on any day during the ninth monitoring period, a knock-in event has occurred, and the coupon payments payable on the securities are reduced permanently by one-third of the 8.05% rate, even if the underlying index subsequently appreciates. In this case, one knock-in level has been breached. Each knock-in level, if breached, has the effect of reducing the coupon rate by one-third for all remaining coupon periods. In this scenario, investors receive a contingent monthly coupon at a rate of 5.37% per annum (corresponding to approximately $4.4750 per month per security) beginning with the ninth monitoring period (until another knock-in level has been breached).

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The index closing value of the underlying index on any day during the twentieth monthly monitoring period is less than knock-in level 2. Therefore, a second knock-in event HAS occurred as of the twentieth monitoring period end-date.

Because the index closing value of the underlying index has been less than knock-in level 2 on any day during the twentieth monitoring period, a second knock-in event has occurred, and the coupon payments payable on the securities are reduced permanently by two-thirds, even if the underlying index subsequently appreciates. In this case, two knock-in levels have been breached. In this scenario, investors receive a contingent monthly coupon at a rate of 2.68% per annum (corresponding to approximately $2.2333 per month per security) beginning with the twentieth monitoring period (until another knock-in level has been breached).

The index closing value of the underlying index on any day during the forty-first monthly monitoring period is less than knock-in level 3. Therefore, a third knock-in event HAS occurred as of the forty-first monitoring period end-date.

Because the index closing value of the underlying index has been less than knock-in level 3 on any day during the forty-first monitoring period, no contingent monthly coupon will be payable for the applicable monthly period or for any subsequent monthly period, even if the underlying index subsequently appreciates.

If a knock-in event occurs, you will receive reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, for the remainder of the term of the securities, and you may lose some or all of your investment at maturity if the index closing value of the underlying index depreciates over the term of the securities.

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How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

At maturity, if the securities have not previously been redeemed, at least one knock-in event will have necessarily occurred. Under these circumstances, investors will receive at maturity, in addition to the final contingent monthly coupon payment, if payable, an amount determined as follows:

At maturity, if the securities have not previously been redeemed, at least one knock-in event will have necessarily occurred. Under these circumstances, investors will receive at maturity, in addition to the final contingent monthly coupon payment, if payable, an amount determined as follows:

oIf the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 2 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [2/3 + (1/3 × (1 + 108.6957% × (index performance factor – 92%)))]

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

oIf the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 3 on each day during every monthly monitoring period during the term of the securities:

$1,000 × [1/3 + (1/3 × (1 + 108.6957% × (index performance factor – 92%)))

+ (1/3 × (1 + 114.9425% × (index performance factor – 87%)))]

Under these circumstances, you may lose some of your investment if the underlying index depreciates over the term of the securities.

oIf the index closing value of the underlying index is less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities:

$1,000 × [(1/3 × (1 + 108.6957% × (index performance factor – 92%)))

+ (1/3 × (1 + 114.9425% × (index performance factor – 87%)))

+ (1/3 × (1 + 121.9512% × (index performance factor – 82%)))]

Under these circumstances, you may lose some or all of your investment if the underlying index depreciates over the term of the securities.

If a knock-in event has occurred on any day during any monthly monitoring period during the term of the securities, you may lose some or all of your investment.

Hypothetical Examples of the Payment at Maturity

Example 1: A knock-in event HAS occurred and the index closing value of the underlying index is less than knock-in level 1 on any day during the term of the securities but has remained greater than or equal to knock-in level 2 on every day during the term of the securities.

If the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 2 on each day during every monthly monitoring period during the term of the securities, the payment at maturity will be calculated as follows:

$1,000 × [2/3 + (1/3 × (1 + 108.6957% × (index performance factor – 92%)))]

In this case, the payment at maturity will depend on the final index value and the index performance factor. If the index performance factor is less than 92%, you will lose some of your investment.

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Lowest Index Closing Value During the Term of the Securities	Lowest Index Closing Value As a Percentage of Initial Index Value*	Final Index Value	Index Performance Factor	Payment at Maturity per $1,000 Security (aside from any coupon payable at maturity)
3,640	91.00%	4,800	120.00%	$1,101.45
3,600	90.00%	4,200	105.00%	$1,047.10
3,620	90.50%	3,920	98.00%	$1,021.74
3,640	91.00%	3,680	92.00%	$1,000.00
3,600	90.00%	3,600	90.00%	$992.75
3,520	88.00%	3,520	88.00%	$985.51

*Cannot be less than 87% in this example

Example 2: A knock-in event HAS occurred and the index closing value of the underlying index is less than knock-in level 2 on any day during the term of the securities but has remained greater than or equal to knock-in level 3 during the term of the securities.

If the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period during the term of the securities but has remained greater than or equal to knock-in level 3 on each day during every monthly monitoring period during the term of the securities, the payment at maturity will be calculated as follows:

$1,000 × [1/3 + (1/3 × (1 + 108.6957% × (index performance factor – 92%)))

+ (1/3 × (1 + 114.9425% × (index performance factor – 87%)))]

In this case, the payment at maturity will depend on the final index value and the index performance factor. If the index performance factor is less than 89.43%, you will lose some of your investment.

Lowest Index Closing Value During the Term of the Securities	Lowest Index Closing Value As a Percentage of Initial Index Value*	Final Index Value	Index Performance Factor	Payment at Maturity per $1,000 Security (aside from any coupon payable at maturity)
3,320	83.00%	4,800	120.00%	$1,227.89
3,400	85.00%	4,200	105.00%	$1,116.07
3,360	84.00%	3,800	95.00%	$1,041.52
3,440	86.00%	3,577.20	89.43%	$1,000.00
3,440	86.00%	3,480	87.00%	$981.88
3,400	85.00%	3,400	85.00%	$966.97

*Cannot be less than 82% in this example

Example 3: A knock-in event HAS occurred and the index closing value of the underlying index is less than knock-in level 3 on any day during the term of the securities.

If the index closing value of the underlying index has been less than knock-in level 3 on any day during any monthly monitoring period during the term of the securities, the payment at maturity will be calculated as follows:

$1,000 × [(1/3 × (1 + 108.6957% × (index performance factor – 92%)))

+ (1/3 × (1 + 114.9425% × (index performance factor – 87%)))

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+ (1/3 × (1 + 121.9512% × (index performance factor – 82%)))]

In this case, the payment at maturity will depend on the final index value and the index performance factor. If the index performance factor is less than 86.81%, you will lose some or all of your investment.

Lowest Index Closing Value During the Term of the Securities	Lowest Index Closing Value As a Percentage of Initial Index Value	Final Index Value	Index Performance Factor	Payment at Maturity per $1,000 Security (aside from any coupon payable at maturity)
3,200	80.00%	4,800	120.00%	$1,382.36
2,800	70.00%	4,200	105.00%	$1,209.56
2,880	72.00%	3,472.32	86.808%	$1,000.00
2,400	60.00%	3,400	85.00%	$979.17
1,600	40.00%	3,200	80.00%	$921.57
1,200	30.00%	2,400	60.00%	$691.18
800	20.00%	1,200	30.00%	$345.59

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying index supplement and prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the repayment of any principal. If a knock-in event does occur on any day from but excluding the pricing date to and including May 28, 2024, the securities will not be redeemed prior to maturity. Instead, investors will receive a return at maturity based on the performance of the underlying index over the term of the securities. If a knock-in event does occur, you will receive reduced coupon payments, or no coupon payments at all, for the remainder of the term of the securities, and you may lose some or all of your investment at maturity if the underlying index depreciates over the term of the securities. See “Hypothetical Examples” above.

￭For purposes of determining whether or not a knock-in event has occurred, the index closing value will be monitored on every day during the term of the securities. Therefore, it is more likely that a knock-in event will occur on any day during the term of the securities than if the index closing value were monitored less frequently. If a knock-in event does occur, you will receive reduced coupon payments, or no coupon payments at all, for the remainder of the term of the securities, and you may lose some or all of your investment at maturity if the underlying index depreciates over the term of the securities.

￭If a knock-in event occurs on any day during any monthly monitoring period, the contingent monthly coupon payment for that monitoring period and all future monitoring periods will be reduced permanently and will depend on the number of knock-in levels that have been breached. The contingent monthly coupon payment will be based on the index closing value of the underlying index as measured on each day during every monthly monitoring period during the term of the securities. Because there are three knock-in levels, up to three knock-in events can occur over the term of the securities. If the index closing value of the underlying index has been less than knock-in level 1 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 2 on each day during every monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a reduced rate of 5.37% per annum, even if the underlying index subsequently appreciates. If the index closing value of the underlying index has been less than knock-in level 2 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, but the index closing value of the underlying index has been greater than or equal to knock-in level 3 on each day during every monthly monitoring period monitoring period up to and including the monitoring period end-date for the applicable monthly period, the contingent monthly coupon for the applicable monthly period will be paid at a reduced rate of 2.68% per annum, even if the underlying index subsequently appreciates. If the index closing value of the underlying index has been less than knock-in level 3 on any day during any monthly monitoring period up to and including the monitoring period end-date for the applicable monthly period, no contingent monthly coupon will be payable for the applicable monthly period or for any subsequent monthly period even if the underlying index subsequently appreciates.

￭The securities do not guarantee the payment of any interest, and the ability to receive subsequent contingent monthly coupon payments will be permanently forfeited if the index closing value declines below knock-in level 3 on any day during any monthly monitoring period during the term of the securities. The securities do not guarantee the payment of any interest. If a knock-in event does occur, you will receive reduced contingent monthly coupon payments, or no contingent monthly coupon payments at all, for the remainder of the term of the securities, and you may lose some or all of your investment at maturity. A knock-in event pursuant to which the index closing value of the underlying index is less than knock-in level 3 could occur as early as during the first monitoring period, in which case you will receive no contingent monthly coupon payments over the entire term of the securities. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity. Additionally, if a knock-in event occurs, meaning that the index

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closing value is less than any knock-in level on any day during any monthly monitoring period, investors may lose some or all of their investment at maturity if the underlying index depreciates over the term of the securities.

￭If a knock-in event does not occur on any day during the first year of the term of the securities, the securities will be automatically redeemed at the end of the first year of the term of the securities, and the appreciation potential of the securities will be limited to the contingent monthly coupon payments that will be paid during the first year of the term of the securities. If a knock-in event does not occur on any day from but excluding the pricing date to and including May 28, 2024, the securities will be automatically redeemed after the first year of the term of the securities and you will not participate in the performance of the underlying index. No further payments will be made on the securities once they have been redeemed. Accordingly, your opportunity to receive the highest coupon rate is necessarily limited to the first year of the term of the securities due to this one-time redemption feature. Under these circumstances, the return on the securities will be limited to the contingent monthly coupon payments made during the first year of the term of the securities, regardless of any appreciation in the level of the underlying index, which may be significant. If you receive all available contingent monthly coupon payments at the maximum rate during the first year of the term of the securities because a knock-in event does not occur, you will receive only the principal amount of your securities (plus the contingent monthly coupon payment with respect to the related coupon payment date) upon early redemption. You will not benefit from any appreciation of the underlying index and you will not receive any further payments on the securities once they have been redeemed.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying index on any day, including in relation to the knock-in levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the S&P 500® Index,

owhether a knock-in event has occurred on any day during any monthly monitoring period during the term of the securities ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying index or securities markets generally and which may affect the value of the underlying index, odividend rates on the securities underlying the S&P 500® Index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the S&P 500® Index and changes in the constituent stocks of such index, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the value of the S&P 500® Index at the time of sale is near or below the knock-in levels or if market interest rates rise.

You cannot predict the future performance of the S&P 500® Index based on its historical performance. The index closing value of the underlying index may decrease and be below knock-in level 3 on any day during any monthly monitoring period during the term of the securities so that you will forfeit all future contingent monthly coupon payments, or it may depreciate sufficiently so that you will lose some or all of your initial investment in the securities. See “S&P 500® Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on any coupon payment date and at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view

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of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index.

￭If a knock-in event occurs, the amount payable at maturity is not linked to the value of the underlying index at any time other than the final valuation date. The final index value will be based on the index closing value on the final valuation date, subject to postponement for non-index business days and certain market disruption events. If a knock-in event occurs, even if the value of the underlying index appreciates prior to the final valuation date but then drops by the final valuation date, the payment at maturity will be less than it would have been had the payment at maturity been linked to the value of the underlying index prior to such drop. Although the actual value of the underlying index on the stated maturity date or at other times during the term of the securities may be higher than the index closing value on the final valuation date, if a knock-in event occurs, the payment at maturity will be based solely on the index closing value on the final valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 4-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

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However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it may do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying index as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlying index and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial index value and, therefore, could have increased the knock-in levels, the values at or above which the underlying index must close on each day during the term of the securities so that you receive a contingent monthly coupon on the securities and the value at or above which the underlying index must close on the final valuation date so that you are not exposed to the negative performance of the underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying index during the term of the securities and accordingly, the payout to you at maturity and whether we pay a contingent monthly coupon on the securities.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial index value and the knock-in levels, and will determine the daily index closing value, including the final index value, whether the contingent monthly coupon will be paid on each coupon payment date, whether a market disruption event has occurred and the payment that you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of the underlying index. These potentially subjective determinations may affect the payout to you at maturity. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of the final valuation date,” “—Discontinuance of the underlying index; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default,” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income

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treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss, whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge, and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the IRS notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Index

￭Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the component stocks of the underlying index or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the contingent monthly coupon will be payable on the securities and the determination of the payment at maturity will be based on the value of the underlying index, based on the closing prices of the stocks constituting the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the underlying index last in effect prior to such discontinuance.

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S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on May 26, 2023:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	4,205.45
52 Weeks Ago:	4,057.84
52 Week High (on 8/16/2022):	4,305.20
52 Week Low (on 10/12/2022):	3,577.03

The following graph sets forth the daily index closing values of the underlying index for each quarter in the period from January 1, 2018 through May 26, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the underlying index for each quarter in the same period. The index closing value of the underlying index on May 26, 2023 was 4,205.45. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the underlying index on any day during any monthly monitoring period during the term of the securities, including on the final valuation date.

Underlying Index Daily Closing Values January 1, 2018 to May 26, 2023

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S&P 500® Index	High	Low	Period End
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter (through May 26, 2023)	4,205.45	4,055.99	4,205.45

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P 500® Index” in the accompanying index supplement.

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Additional Terms of the Securities

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previously scheduled contingent coupon payment date, as applicable, to but excluding the following scheduled contingent coupon payment date, with no adjustment for any postponement thereof.

Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Underlying index publisher:	S&P Dow Jones Indices LLC or any successor thereof
Denominations:	$1,000 per security and integral multiples thereof
Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that any contingent monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of the underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:

With respect to the underlying index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for the underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Index closing value:

The official closing value of the underlying index, or any successor index as defined under “Discontinuance of the underlying index; alteration of method of calculation” below), published at the regular official weekday close of trading on such index business day by the underlying index publisher, as determined by the calculation agent. In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index described under “Discontinuance of the underlying index; alteration of method of calculation” below.

Market disruption event:

With respect to the underlying index, market disruption event means:

(i)the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the underlying index (or the successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of

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the value of the underlying index (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index shall be based on a comparison of (x) the portion of the value of the underlying index attributable to that security relative to (y) the overall value of the underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on the underlying index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant exchange:

With respect to the underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Postponement of the final valuation date:

The final valuation date is subject to postponement due to non-index business days or certain market disruption events, as described in the following paragraph.

If the scheduled final valuation date is not an index business day or if there is a market disruption event on such day, the final valuation date shall be the next succeeding index business day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five index business days immediately succeeding the scheduled final valuation date, then (i) such fifth succeeding index business day shall be deemed to be the final valuation date, notwithstanding the occurrence of a market disruption event on such day and (ii) with respect to such fifth index business day on which a market disruption event occurs, the calculation agent shall determine the index closing value on such fifth index business day in accordance with the formula for and method of calculating the underlying index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting the underlying index without any rebalancing or substitution of such securities following the commencement of the market disruption event.

Postponement of contingent coupon payment dates (including the early redemption date, if applicable):

If any scheduled contingent coupon payment date (including the early redemption date, if applicable) is not a business day, that contingent monthly coupon (or early redemption payment, if applicable), if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final valuation date shall be paid on the maturity date. No adjustment shall be made to any payment made on a postponed date.

Discontinuance of the underlying index; alteration of method of calculation:

If the underlying index publisher discontinues publication of the underlying index and the underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business

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day that the index closing value is to be determined, and, to the extent the index closing value of the successor index differs from the index closing value of the underlying index at the time of such substitution, proportionate adjustments will be made by the calculation agent to the initial index value and the knock-in levels.

Upon any selection by the calculation agent of the successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of the underlying index or the successor index prior to, and such discontinuance is continuing on, any day on which an index closing value must be determined and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such date. The index closing value of the underlying index or the successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index may adversely affect the value of the securities.

If at any time, the method of calculating the underlying index or the successor index, or the value thereof, is changed in a material respect, or if the underlying index or the successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or the successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to the underlying index or the successor index, as adjusted. Accordingly, if the method of calculating the underlying index or the successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the underlying index), then the calculation agent will adjust such index in order to arrive at a value of the underlying index or the successor index as if it had not been modified (e.g., as if such split had not occurred).

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable

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bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final valuation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each contingent coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable interest to the trustee for delivery to the depositary, as holder of the securities, on the applicable contingent coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

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Additional Information About the Securities

Additional Information:
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company (the “depositary”) and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or settlement of a security. Unless otherwise indicated, this discussion will not address any effect of the rules

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applicable to PFICs or USRPHCs. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. Subject to the discussion above regarding the possible application of Section 1297 of the Code, any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

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Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

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●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. In addition, as discussed above, if any issuer of Underlying Shares were treated as a USRPHC, certain adverse U.S. federal income tax consequences might apply to a Non-U.S. Holder upon the sale, exchange or settlement of the securities. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to

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certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities, by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to have taken positions in the stocks constituting the underlying index and in futures and/or options contracts on the underlying index or the component stocks of the underlying index listed on major securities markets. Such purchase activity could have increased the initial index value and, therefore, could have increased the knock-in levels, the values at or above which the underlying index must close on each day during the term of the securities so that you receive a contingent monthly coupon on the securities and the value at or above which the underlying index must close on the final valuation date so that you are not exposed to the negative performance of the underlying index at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final valuation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying index during the term of the securities and accordingly, the payment to you at maturity, if any, and whether we pay a contingent coupon on the securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $1,000 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlying index in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An

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affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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